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                                                                    EXHIBIT 23.1
              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the America Service Group Inc. Registration Statements on Form S-8 (Registrations Nos. 33-48231, 333-03010, 333-04903, 333-04895, 333-26903, 333-26905, 333-50161, 333-50171, 333-58093),
of our report dated February 12, 1999, except for Note 3 and Note 19, as to which the date is July 22, 1999, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1998.


                                                   /s/  Ernst & Young LLP

Nashville, Tennessee
July 23, 1999